EXHIBIT 1.2

Date and Time: November 24, 2011 09:13 AM Pacific Time

Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria Be V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles

BUSINESS CORPORATlONS ACT

This Notice of Articles was issued by the Registrar on: October 11, 2011 08:00 AM Pacific Time

Incorporation Number:                        BC0778539

Recognition Date and Time:    December 28, 2006 01:50 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

MFC INDUSTRIAL LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1000 CATHEDRAL PLACE	1000 CATHEDRAL PLACE
925 WEST GEORGIA STREET	925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2	VANCOUVER BC V6C 3L2
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1000 CATHEDRAL PLACE	1000 CATHEDRAL PLACE
925 WEST GEORGIA STREET	925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2	VANCOUVER BC V6C 3L2
CANADA	CANADA

BC0778539 Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Smith , Michael John

Mailing Address:	Delivery Address:
UNIT 803, 8/F, DINA HOUSE	UNIT 803, 8/F, DINA HOUSE
RUTTONJEE CENTRE	RUTTONJEE CENTRE
11 DUDDELL STREET, CENTRAL	11 DUDDELL STREET, CENTRAL
CHINA	CHINA

Last Name, First Name, Middle Name:
Zhao, Shuming

Mailing Address:	Delivery Address:
22 HANKOU ROAD	22 HANKOU ROAD
NANJING	NANJING
CHINA	CHINA

Last Name, First Name, Middle Name:
Prakash, Ravin

Mailing Address:	Delivery Address:
0202A THE LABURNUM SUSHANT LOK	0202A THE LABURNUM SUSHANT LOK
GURGAON	GURGAON
INDIA	INDIA

Last Name, First Name, Middle Name:
Rigg, Robert Ian

Mailing Address:	Delivery Address:
21 - 4957 MARINE DRIVE	21 - 4957 MARINE DRIVE
WEST VANCOUVER BC V7W 2P5	WEST VANCOUVER BC V7W 2P5
CANADA	CANADA

Last Name, First Name, Middle Name:
Chatterjee, Indrajit

Mailing Address:	Delivery Address:
J-1035 PALAM VIHAR	J-1035 PALAM VIHAR
GURGAON	GURGAON
INDIA	INDIA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

May 16, 2007

March 29, 2010

March 29, 2010

April 4, 2011

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AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached

2. No Maximum	Class A Common Shares	Without Par Value

With Special Rights or
Restrictions attached

3. No Maximum	Class A Preference Shares	Without Par Value

With Special Rights or
Restrictions attached

1 No Maximum	Class A Preference, Series 1	Special Rights or
Restrictions are attached

2. No Maximum	Class A Preference, Series 2	Special Rights or
Restrictions are attached

3. No Maximum	Class A Preference, Series 3	Special Rights or
Restrictions are attached

BC0778539 Page: 3 of 3